UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 9, 2017

Zafgen, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36510	20-3857670
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Portland Street, 4th Floor Boston, Massachusetts	02114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 622-4003

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Thomas E. Hughes as CEO and Appointment as CSO

Effective as of October 9, 2017, the Board of Directors (the “Board”) of Zafgen, Inc. (the “Company”) accepted the resignation of Thomas E. Hughes, Ph.D., as the Company’s Chief Executive Officer (“CEO”) and principal executive officer and appointed him as the Company’s Chief Scientific Officer (“CSO”). Dr. Hughes will continue to serve as the Company’s President and a member of the Board.

There are no arrangements or understandings between Dr. Hughes and any other person pursuant to which he was appointed as CSO, and there are no transactions between Dr. Hughes and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company also entered into an amendment to the at-will employment offer letter agreement with Dr. Hughes, effective as of October 9, 2017 (the “Hughes Offer Letter”), pursuant to which Dr. Hughes shall serve as the President, CSO and a member of the Board, and shall continue to receive his existing annual base salary, benefits, target bonus opportunity and equity vesting.

Pursuant to the Hughes Offer Letter, the Company also granted Dr. Hughes an option to purchase 275,000 shares of the Company’s common stock under the Company’s 2014 Stock Option and Incentive Plan (the “Plan”). Such option will vest in accordance with certain stock price appreciation performance goals set forth in the Hughes Offer Letter.

In connection with the Hughes Offer Letter, Dr. Hughes agreed to waive his option to resign for “good reason” as set forth in his existing Severance and Change in Control Agreement for the transition from CEO to CSO. However, Dr. Hughes may elect to resign for good reason on the third anniversary of the effective date of his transition to CSO, in which case he will be eligible to receive (i) 12 months of base salary continuation and 12 months of COBRA continuation medical benefits subsidized by the Company, (ii) a pro-rated bonus for the time period between January 1, 2020 and such third anniversary, and (iii) 12 months of accelerated vesting of his then outstanding time-based equity awards, provided that he executes and does not revoke a separation agreement and release of the Company and its affiliates, in accordance with his existing Severance and Change in Control Agreement.

The foregoing summary of the Hughes Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Jeffrey S. Hatfield as a Director and CEO

Effective as of October 9, 2017, the Board appointed Jeffrey S. Hatfield as the CEO and principal executive officer. The Board also increased the size of the Board from nine (9) members to ten (10) members and appointed Mr. Hatfield as a member of the Board.

Mr. Hatfield, 59, served as president, chief executive officer and director of Vitae Pharmaceuticals, Inc., a pharmaceutical company, from March 2004 until September 2016, when Allergan Plc entered into a definitive agreement to purchase Vitae Pharmaceuticals. Prior to joining Vitae Pharmaceuticals, Mr. Hatfield worked at Bristol-Myers Squibb, or BMS, a biopharmaceutical company, which he joined in 1985. While at BMS, Mr. Hatfield held a variety of executive positions, including senior vice president of BMS’s Virology and Immunology

Divisions from 2000 to 2004; president and general manager, Canada from 1997 to 2000; and vice president, U.S. Managed Health Care from 1996 to 1997. He currently serves as a board member of miRagen Therapeutics, Inc., InVivo Therapeutics Holdings Corp. and aTyr Pharmaceuticals, Inc. Mr. Hatfield holds an M.B.A. from The Wharton School, University of Pennsylvania and received a bachelor’s degree in Pharmacy from Purdue University.

There are no arrangements or understandings between Mr. Hatfield and any other person pursuant to which he was appointed as a director, CEO and principal executive officer, and there are no transactions between Mr. Hatfield and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The Company also entered into an at-will employment offer letter agreement with Mr. Hatfield, effective as of October 9, 2017 (the “Hatfield Offer Letter”), pursuant to which Mr. Hatfield shall serve as the CEO and a member of the Board. Mr. Hatfield is entitled to receive an annual base salary of $500,000 and is eligible to receive an annual performance bonus, with a target bonus amount of 50% of his annual base salary. Mr. Hatfield’s base salary is subject to adjustment pursuant to the Company’s employee compensation policies in effect from time to time. In addition, Mr. Hatfield is eligible to receive a sign-on bonus of $100,000 and reimbursement of relocation expenses in an amount determined by the Board.

Further, as a material inducement to Mr. Hatfield’s acceptance of employment with the Company, the Compensation Committee of the Board recommended and the Board approved the grant to Mr. Hatfield on October 9, 2017 of (i) an option to purchase 550,000 shares of the Company’s common stock, with 25% of the option shares vesting on the first anniversary of Mr. Hatfield’s employment start date and the balance vesting in equal monthly installments over the next three years, subject to his continued service to the Company through each vesting date (“Option 1”), and (ii) an additional option to purchase 1,100,000 shares of the Company’s common stock, with such option shares vesting in accordance with certain stock price appreciation and other financial performance goals set forth in the Hatfield Offer Letter (“Option 2,” and together with Option 1, the “Hatfield Options”). The Hatfield Options are being made pursuant to stand-alone inducement award agreements outside of the Plan as a material inducement to Mr. Hatfield’s acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). The Company will file the inducement award agreements as exhibits to its Annual Report on Form 10-K for the fiscal year ending December 31, 2017. The foregoing description of the material terms of the Hatfield Options are subject to, and qualified in their entirety by reference to the descriptions in the Hatfield Offer Letter and the inducement award agreements, when filed.

In connection with the Hatfield Offer Letter, the Company also entered into a Severance and Change in Control Agreement with Mr. Hatfield. In the event that Mr. Hatfield terminates his employment with “good reason” or is terminated without “cause,” he is eligible to receive 12 months of base salary continuation and 12 months of COBRA continuation medical benefits subsidized by the Company, provided that he executes and does not revoke a separation agreement and release of the Company and its affiliates. In the event that Mr. Hatfield’s employment is terminated without “cause” or Mr. Hatfield terminates his employment for “good reason” within 12 months of a “change of control,” Mr. Hatfield is eligible to receive 18 months of base salary continuation, 18 months of COBRA continuation medical benefits subsidized by the Company, and all options and other stock-based awards held by him shall immediately accelerate and become fully exercisable or non-forfeitable as of the date of termination, provided that he executes and does not revoke a separation agreement and release of the Company and its affiliates.

For purposes of the Severance and Change in Control Agreement, “cause” means:

•	the commission by the executive of any felony, any crime involving the Company, or any crime involving fraud or dishonesty;

•	any unauthorized use or disclosure of the Company’s proprietary information by the executive;

•	any intentional misconduct or gross negligence on the executive’s part which has a materially adverse effect on the Company’s business or reputation; or

•	the executive’s repeated and willful failure to perform the duties, functions and responsibilities of the executive’s position after a written warning from the Company.

For purposes of the Severance and Change in Control Agreement, “good reason” means:

•	a material diminution in the executive’s title, responsibilities, authority or duties;

•	a material diminution in the executive’s base salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company;

•	a breach by the Company of the material terms of the severance and change in control agreement or any other written agreement between the Company and the executive; or

•	a 50 mile or greater change in the geographic location at which the executive is required to provide services to the Company, not including business travel and short-term assignments.

For purposes of the Severance and Change in Control Agreement, a “change in control” shall be deemed to have occurred upon the occurrence of any one of the following events:

•	the sale or exclusive out-license (even as to the Company) of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity;

•	a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power or fair market value of the stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction;

•	the sale of all of the stock of the Company to an unrelated person, entity or group thereof acting in concert; or

•	any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

The foregoing summary of the Hatfield Offer Letter and Severance and Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Hatfield Offer Letter and Severance and Change in Control Agreement, which are attached as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On October 10, 2017 and October 12, 2017, the Company issued press releases announcing the matters discussed in Item 5.02 above. Copies of the press releases are filed herewith as Exhibits 99.1 and 99.2 to this Report on Form 8-K, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Offer Letter Agreement by and between Zafgen, Inc. and Thomas E. Hughes, effective as of October 9, 2017.

10.2	Employment Offer Letter Agreement by and between Zafgen, Inc. and Jeffrey S. Hatfield, effective as of October 9, 2017.

10.3	Severance and Change in Control Agreement by and between Zafgen, Inc. and Jeffrey S. Hatfield, effective as of October 9, 2017.

99.1	Press release issued by Zafgen, Inc. on October 10, 2017.

99.2	Press release issued by Zafgen, Inc. on October 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2017	ZAFGEN, INC.

	By:	/s/ Patricia L. Allen
Patricia L. Allen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter Agreement by and between Zafgen, Inc. and Thomas E. Hughes, effective as of October 9, 2017.

10.2	Employment Offer Letter Agreement by and between Zafgen, Inc. and Jeffrey S. Hatfield, effective as of October 9, 2017.

10.3	Severance and Change in Control Agreement by and between Zafgen, Inc. and Jeffrey S. Hatfield, effective as of October 9, 2017.

99.1	Press release issued by Zafgen, Inc. on October 10, 2017.

99.2	Press release issued by Zafgen, Inc. on October 12, 2017.